Exhibit 99.1

NEWS RELEASE—FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna	(312) 928-1901

APRIL 18, 2012

Equity Residential Receives Second Extension on Potential

Archstone Transaction

Chicago, IL – April 18, 2012—Equity Residential (NYSE: EQR) today announced that it has reached an agreement with affiliates of Bank of America and Barclays PLC (collectively “the Sellers”) to extend, to May 21, 2012, the outside date of the period during which the company may exercise the exclusive right to contract with the Sellers to acquire their remaining 26.5% interest in Archstone—a privately-held owner, operator and developer of multifamily apartment properties.

As part of this second extension agreement, the minimum price at which the Sellers are obligated to contract with Equity Residential to sell this interest in Archstone was increased to $1.5 billion. If Equity Residential offers a price of $1.5 billion or more and the interest is sold to the other Archstone owner under its right of first offer, the company will receive a break up fee of $80 million. Equity Residential remains under no contractual obligation to acquire this interest in Archstone.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 427 properties located in 14 states and the District of Columbia, consisting of 121,011 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward Looking Statements

Statements in this news release, and other statements that Equity Residential may make, including statements about the benefits of the acquisition, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the acquisition, the management of Equity Residential’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Equity Residential on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equity Residential’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in

Exhibit 99.1

any forward-looking statements. Neither Equity Residential nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Equity Residential’s control. These factors include, at a minimum: any determination regarding the exercise of Equity Residential’s rights under the acquisition agreements; any exercise of the right of first offer; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating this acquisition for other reasons; changes in laws or regulations; failure of the investment in the Archstone entities to perform as expected, even in the event the proposed acquisition is consummated; inability to influence the operations and control of the Archstone entities following consummation of the transaction; and changes in general economic conditions. Equity Residential undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to Equity Residential’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.